Exhibit 99.1

Kodiak Gas Services Announces Upsizing and Pricing of $1,000,000,000 Senior Unsecured Notes Offering

THE WOODLANDS, Texas, March 11, 2026 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”) today announced that its subsidiary, Kodiak Gas Services, LLC (the “Issuer”), priced its previously announced private offering (the “Offering”) of $1.0 billion in aggregate principal amount of 5.875% senior unsecured notes due 2031 (the “Notes”). The Notes will have a maturity date of April 1, 2031. The Offering is expected to close on March 20, 2026, subject to customary closing conditions. The Notes will be issued at par and will be guaranteed on a senior unsecured basis by the Company, its existing subsidiaries and certain of its future U.S. subsidiaries that guarantee the Issuer’s revolving asset-based loan credit facility (the “ABL Facility”).

The Company intends to use net proceeds from the Offering to redeem all of the Issuer’s outstanding 7.25% senior notes due 2029 (the “2029 Notes”) at a redemption price equal to 103.625% of the $750 million aggregate principal amount, plus accrued and unpaid interest, if any, and to use remaining net proceeds from the Offering to reduce borrowings under our ABL Facility. The Issuer expects to use amounts available under the ABL Facility to fund the acquisition of 100% of the issued and outstanding membership interests of Distributed Power Solutions, LLC. This press release does not constitute a notice of redemption of the 2029 Notes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Kodiak

Kodiak is a leading contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high-volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than statements of historical fact. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. They include statements regarding the closing of the Offering and the expected use of proceeds therefrom. Although Kodiak believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Kodiak can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Kodiak’s annual report on Form 10-K for the year ended December 31, 2025 and any updates to those factors set forth in Kodiak’s subsequent quarterly reports on Form 10-Q. Kodiak undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contacts:

Kodiak Gas Services, Inc.

Graham Sones, VP of Investor Relations

ir@kodiakgas.com

(936) 755-3259